EXHIBIT 99.1

NEWS RELEASE

ZD VENTURES CORPORATION’S NAME CHANGE APPROVED BY FINRA

Toronto, September 10, 2013 – ZD Ventures Corporation (“the Company”) (OTCBB:ZDVN) is pleased to announce that Financial Industry Regulatory Authority (“FINRA”) has approved the Company’s application for a name change from Webtradex International Corporation to ZD Ventures Corporation. The total number of shares outstanding is 15,943,300. The new CUSIP number is 98877B109. The market effective date for this change is September 11, 2013.

About the Company

ZD Ventures Corporation is currently involved in the development of social media websites.

For further information regarding this press release, investment opportunities, or other questions, please contact the ZD Ventures office at 416-860-0211.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligation to publicly update any forward-looking statements contained herein, whether as a results of new information, future events or otherwise, except as required by law.